                                                                   Exhibit 10.62

                                   AGREEMENT
                                   ---------


     THIS AGREEMENT (the "Agreement") is made as of August 27, 2001 by and
                          ---------
between CHIH-MING CHEN ("Chen") and ANDRX CORPORATION (the "Company").
                         ----                               -------

                                   RECITALS
                                   --------

     WHEREAS, Chen has been an employee of the Company since its inception; and

     WHEREAS, Chen has served as the Company's Chief Scientific Officer ("CSO")
                                                                          ---
and Co-Chairman of the Board of Directors (the "Board") as well as President of
                                                -----
its Andrx Pharmaceuticals, Inc. subsidiary;

     WHEREAS, Chen wishes to retire as CSO, as President of Andrx Pharmaceuticals, Inc., and as an officer and director of each of the Company's other direct and indirect subsidiaries, but desires to remain as Co-Chairman of the Board and is willing to continue to work with the Company as a consultant in order to help ensure the timely completion of the projects in which he was involved and the continued success of the Company; and

     WHEREAS, the parties wish to set forth all obligations liabilities and confirm all understandings between them pursuant to or arising out of Chen's retirement as an employee of the Company and his continuing rights and responsibilities as Co-Chairman of the Board and as a consultant to the Company.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, it is hereby agreed as follows:

     1.   Recitals.  The foregoing recitals are true and correct in all respects
          --------
and are incorporated herein by reference.

     2.   General.
          -------

          (a) The Company and Chen agree that due to Chen's retirement, his employment with the Company and any subsidiaries is hereby terminated as of the date reflected above (the "Effective Date").

          (b) The Company agrees to use its best efforts to remove Chen as the Company's representative or contact from the records of all applicable governmental agencies and regulatory authorities including, but not limited to, the Food and Drug Administration, the Internal Revenue Service, and the Department of Revenue. The Company agrees to also use its best efforts to remove Chen from all of the Company's federal, state and local licenses on a timely basis if permitted by amendment or if not upon renewal of all such licenses. The

Company agrees to use its best efforts to provide Chen evidence of the undertakings set forth in this paragraph (b) within thirty (30) days of the date first written above.

     3.   Stock Options. The Company and Chen agree that, notwithstanding the
          -------------
termination of Chen's employment with the Company, all Stock Option Agreements and grants thereunder by and between Chen and the Company shall remain in full force and effect and shall continue to vest according to their vesting scheduling while Chen continues to serve as a member of the Board just as though he had remained an employee of the Company.

     4.   Continuing Obligations; Covenant Not to Compete. Chen agrees to
          -----------------------------------------------
continue serving as the Co-Chairman of the Board of Directors of the Company. Chen acknowledges that while he remains a member of the Board of Directors of the Company, he has fiduciary obligations to the Company and such other duties as generally apply to directors, including the duty of care and loyalty. Chen agrees that for a period of two (2) years form the Effective Date or one (1) year after the date he ceases to be a member of the Company's Board, whichever is later (the "Termination Date"), he will not directly or indirectly, whether individually or through any form of entity, (i) engage in the business of distributing pharmaceutical products manufactured by third parties to pharmacies or physician offices, (ii) solicit or otherwise obtain business from any pharmacy customers of the Company for other generic versions of products that the Company was selling, attempting to develop, gain FDA approval to market or was in the process of acquiring (as evidenced by written records) on the Termination Date, (iii) solicit, market or otherwise motivate physicians to prescribe pharmaceuticals which are intended to compete with the brand products (whether approved by FDA as an ANDA or an NDA) that the Company was selling, attempting to develop, gain FDA approval to market, or was in the process of acquiring (as evidenced by written records) on the Termination Date, or (iv) seek to develop any orally administered controlled release pharmaceuticals or other pharmaceutical products that the Company had developed or was attempting to develop on the Termination Date; provided however, the term "process of
                                    -------- -------
acquiring" shall only include acquisitions that the Company is considering acquiring if the Company takes actual steps to achieve such acquisition from the seller thereof within 30 days of the Termination Date. As of the Effective Date, the Company is neither engaged in the development of pharmaceuticals administered by injection, nor the manufacture, marketing and distribution of pharmaceuticals outside of the United States. Accordingly, as of the Effective Date, Chen is free of any constraint by, or obligation to, the Company (a) to develop, manufacture, market and/or sell, alone or with others, throughout the world, including in any place that the Company does business, pharmaceuticals which are administered by injection, and (b) to engage in the business of manufacturing, marketing or distributing pharmaceutical products, however administered, to pharmacies or physician offices in Asia (other than products described in (ii) above). While Chen remains on the Board, he shall disclose any conflicts of interest that might arise by the Company later commencing any operations that would cause Chen's personal endeavors to be in conflict with the Company, such as those described in the preceding sentence, and shall remove himself from all such discussions and votes.

     5.   Director and Officer Insurance Policies. The Company agrees to
          ---------------------------------------
maintain all Director and Officer Insurance Policies (the "D & O Policies") and
                                                           --------------
the applicable limits in existence at the time of this Agreement. The Company further agrees to maintain tail coverage pertaining to the D & O Policies covering past actions by Chen for a period of five (5) years subsequent to the Effective Date, or the date Chen ceases to be the Co-Chairman, whichever is later.

     6.   Indemnification Agreements.  The Company agrees to maintain in full
          --------------------------
force and effect all indemnification agreements in existence as of the Effective Date as they relate to Directors and Officers of the Company ("Indemnification
                                                               ---------------
Agreements"). The Indemnification Agreements shall remain in effect without any
----------
limitation as to time.

     7.   Duty to Provide Information. The Company agrees to immediately inform
          ---------------------------
Chen, after being informed itself, of any actions, claims, demands, investigations, lawsuits, proceedings and formal or informal inquiries by any regulating authorities brought against the Company, arising out of any alleged actions of Chen occurring during any period of time in which Chen served the Company in any capacity.

     8.   Consulting Agreement. Chen agrees that upon reasonable request of the
          --------------------
Company from time to time he shall be available telephonically, at no cost or expense to the Company, to assist the Company to scale up the formulation and otherwise effect a launch in a timely manner of those products he was involved with while he was an employee of the Company. In the event that the Company shall require Chen to travel in order to provide such advice, the Company shall reimburse Chen for all expenses incurred by Chen in connection with such travel.

     9.   Cooperation with Actions, Investigations, etc.
          ---------------------------------------------

          Chen agrees to assist the Company, as is reasonably necessary, in its defense or prosecution of any legal action or suit, formal or informal inquiry by any regulatory body which is currently existing or commenced in the future and based on facts or subjects of which Chen has knowledge. Chen shall make himself reasonably available, for information requests and consultation regarding business affairs and transactions of the Company occurring or commenced during Chen's employment by the Company in connection with the prosecution or defense of any actions, claims, demands or proceedings filed against the Company, or to cooperate with any investigation or formal or informal inquiry by any regulating authorities governing the activities of the Company. This provision shall not require Chen to serve as an expert in any manner, but only as a fact witness connection with providing testimony. The Company shall reimburse Chen for any and all expenses incurred by Chen in connection with his responsibilities pursuant to this paragraph.

     10.  Right to Hire Counsel.  Chen shall have the right to hire counsel of
          ---------------------
his choosing, at the Company's cost, for representation in connection with any and all assistance in connection with all actions previously described in paragraph 9.

     11.  The Company's Property. In connection with Chen's retirement, Chen
          ----------------------
shall return all the Company's property including credit cards and portable communication devices within ten (10) days of the execution of this Agreement. The Company's property shall not include the items enumerated in Exhibit "A" to this Agreement.
                                          -----------

     12.  Right to Hire Certain Employees. Chen agrees that for a period of two
          -------------------------------
(2) years after his retirement or one (1) year after he ceases to be the Co-Chairman, whichever is later, Chen shall not, either directly or indirectly, for his own account or either as agent, servant or employee or as shareholder of any corporation, or member of any firm, engage, hire, employ or solicit the employment of any person who, at the time of termination of Chen's employment, was an employee of the Company or its subsidiaries whose duties required such employee to be familiar with the operation of the business of the Company or its subsidiaries.

     13.  Confidential Information. Chen's rolodex, all of its contents,
          ------------------------
including telephone number and addresses to be taken by him from the Company shall not be deemed confidential information or trade secrets of the Company. All such other information proposed to be taken by Chen, if any, including his personal files, shall first be determined solely by the Company whether or not such information is confidential information or trade secrets before they are taken by Chen. Chen agrees not to remove any information deemed by the Company to be confidential information.

     14.  Notices. All notices, requests, consents and other communications
          -------
required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service (including overnight mail service), electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

     Chih-Ming J. Chen


     with a copy to:

     Brian L. Bilzin, Esq.
     Bilzin Sumberg Dunn Baena Price & Axelrod
     2500 First Union Financial Center
     Miami, FL 33131
     Facsimile: 305-374-7593


     Andrx Corporation
     4955 Orange Drive
     Davie, Florida 33314
     Facsimile: (954) 585-1723
     Attn: Scott Lodin, Esq.

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered, if by personal delivery or courier; (b) on the date of transmission with confirmation of receipt, if by electronic transmission; and (c) on the date three (3) business days following the deposit of the notice in a U.S. Mail depository (or, if applicable, in an appropriate airmail deposition), properly addressed and with necessary postage.

     15.  Arbitration. Notwithstanding anything to the contrary in this
          -----------
Agreement, the parties irrevocably agree that all claims for monetary damages and disputes relating in any way to the performance, interpretation, validity or breach of this Agreement shall be referred to final and binding arbitration, before a single arbitrator, under the Florida Arbitration Code. The arbitrator shall be selected by the parties, but if the parties are unable to reach agreement on selection of the arbitrator within thirty (30) days after the date on which the notice of arbitration is sent to the parties to the arbitration, then either party may petition the circuit court within Broward County, Florida and each party may submit up to three arbitrators to the court for the court's consideration. The court's selection of an arbitrator shall be final and non-appealable. In no event shall a party be entitled to punitive, treble or special damages, or injunctive relief in any arbitration or judicial proceeding and all parties hereby waive their rights to any punitive, treble or special damages, or injunctive relief. In the event an arbitration panel or a court concludes that the punitive, treble or special damages, or injunctive relief waiver contained in the previous sentence is unenforceable, then the parties agree that the court with subject matter jurisdiction over the confirmation of the award shall have sole and exclusive jurisdiction to determine issues of entitlement and amount of punitive, treble or special damages, or injunctive relief. The arbitrator shall not have subject matter jurisdiction to decide any issues relating to the statute of limitations or to any request for injunctive relief, and the parties hereby stipulate to stay the arbitration proceeding (without the need of a bond) until any such issues in dispute are resolved. Judgment upon the award rendered by the arbitrator shall be final, binding and conclusive upon the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns, and may be entered in any court of competent jurisdiction. All questions as to the meaning of the provisions of this paragraph, or as to the arbitrababality of any dispute under this paragraph shall be resolved by the arbitrator, shall be absolutely binding, and not subject to judicial review. The costs and expenses of arbitration, including counsel fees, shall be borne ultimately as the arbitrator directs.

     16.  Jurisdiction and Venue. Any arbitration, civil action or legal
          ----------------------
proceeding arising out of or relating to this Agreement shall be brought in the courts of record in Broward County, Florida. Each party irrevocably consents to the personal jurisdiction of such court in any such arbitration, civil action or legal proceeding and waives any objection to the laying of venue of any such arbitration, civil action or legal proceeding in such court. Service of any court paper may be effected on such party in such other manner as may be provided under applicable laws, rules of procedure or local rules.

     17.  Counterparts.  This Agreement may be signed in two counterparts, which
          ------------
together shall constitute an original instrument.

     18.  Severability.  Any term or provision of this Agreement that is invalid
          ------------
or unenforceable in any situation in any jurisdiction shall not effect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     19.  Entire Agreement. This Agreement, including the exhibits referred to
          ----------------
herein and which form a part of this Agreement, sets forth all obligations liabilities and understandings between the parties to the other pursuant to or arising out of Chen's retirement as CSO and President of Andrx Pharmaceuticals, Inc. and continued responsibilities to the Company, and supersedes all prior and contemporaneous agreements understandings, inducements or conditions, express or implied, oral or written, except as herein contained.

     IN WITNESS WHEREOF, Chen and the Company have caused this Agreement to be executed and delivered as of the Effective Date.


                                        Andrx Corporation


                                        By:/s/ Scott Lodin
                                           -------------------------------
                                        Name:
                                        Office:


                                        /s/ Chih-Ming Chen
                                        ----------------------------------
                                        Chih-Ming Chen